EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Renewable Energy and Power, Inc. (the "Company") on Form 10-K for the year ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bruce Parsons, the Chief Financial Officer of the Company, hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Renewable Energy and Power, Inc.

Dated: February 15, 2016	By:	/s/ Bruce Parsons
Bruce Parsons
Chief Financial Officer